Exhibit 99.1

For more information, contact:
FalconStor Software, Inc.
Brad Wolfe
Chief Financial Officer
brad.wolfe@falconstor.com

FalconStor Software Announces Third Quarter 2019 Results
Including Second Consecutive Quarter of Double Digit Global Billings Growth

AUSTIN, TEXAS (November 19, 2019) - FalconStor Software, Inc. (OTCQB: FALC), a market leader in enterprise-class backup and archive data protection and software-defined storage, today announced financial results for its third quarter ended September 30, 2019.

Key Strategic Highlights:

•	We are making significant progress expanding our technology to deliver a modern, enterprise-scale, highly flexible backup and archive data optimization solution. As part of these efforts, we are:

◦
Continuing to enable backup and archive data storage virtualization to independent targets, freeing our customers from vendor-specific hardware, and extending their ability to leverage multiple cloud-based data storage offerings

◦	Evolving our go-to-market paths well beyond legacy tape replacement

◦	Innovating to make significant improvements in ease-of-use and data storage agility

•
We are also investing to create flexible and extensible data storage innovations for the next decade that provide both emerging technology and continuity with our current offerings. We anticipate these innovations will provide the next level of security, flexibility, and choice for our customers to truly exploit the market options for enterprise-class data protection

•	As evidence of our strategic progress, we:

◦	Grew backup and archive data optimization solution sales year-over-year by 65% during the quarter

◦	Achieved total year-over-year sales growth of 11%

Key Product Highlights

•	Backup and archive data optimization - Completed cloud integration for IBM-COS data storage

•
Backup and archive data optimization - Completed phase 3 integrations into our unified user console, in order to extend our leading storage orchestration and ease-of-use capabilities to backup and archive use cases

•	Next generation innovations - Increased development efforts for a new and innovative data storage technology, to enable launch in 2020

Q3 delivered the second consecutive quarter of double digit year-over-year billings growth, with an 11% increase, compared to Q3 of 2018”, said Todd Brooks, CEO FalconStor. “Our billings growth continues to be driven by adoption of our expanded backup and archive optimization solution, the industry’s best performing and most cost effective solution, as validated by the Evaluator Group. According to IDC, up to 75% of data managed by an enterprise is directly related to routine data backup and archive. Our solution allows an enterprise to leverage existing backup policies and procedures, while ensuring the most stringent backup window is met, data storage capacity is reduced by up to 95%, and Cloud storage alternative such as AWS, Hitachi Content Platform (HCP), and IBM-COS are available for improved data storage efficiency.”

“Our team also increased development efforts for a new and innovative data storage technology during the quarter. I am especially excited by our team’s work to identify and pursue these product innovations, which will be launched in 2020.”

“While, I am very proud of the team for the year-over-year billings growth FalconStor has delivered over the last 2 quarters, and the product innovation in progress, I am also intent on ensuring we are generating consistent profitability. During the quarter, we reduced total Non-GAAP Expenses by approximately $600k (12%), compared to Q2 2019, largely due to restructuring completed in China. Over the balance of 2019, we will continue to see operating expenses decline as adjustments we made in Q2 and Q3 of 2019 are fully reflected in our results.”

Additional Financial Highlights for the Third Quarter of 2019

Overall, total sales for the three months ended September 30, 2019 increased to $3.2 million compared to $2.9 million in the prior year. Despite the total sales increase, total revenue for the three months ended September 30, 2019 was $4.0 million compared to $4.1 million in the prior year. Revenue recognition on sales is driven by several factors. First, the volume of new product licenses and maintenance sales, both for expansion of our existing installed base and the acquisition of new customers. Second, customer retention, which sustains maintenance renewal revenue over long term sales arrangements.

During the three months ended September 30, 2019, we recorded a GAAP Net Loss of $1.0 million, compared to a GAAP Net Loss of $0.7 million for the prior year period. Despite our growth in sales, our results were constrained by product mix, as a result of higher than anticipated hardware and appliance sales during the current period, which yield significantly less profit margins, compared to our key proprietary software license offerings. Our results also include $0.2 million of severance expense incurred in connection with our 2019 restructuring plan.

On August 6, 2019, following stockholder approval, the Company filed a certificate of amendment (which was effective August 8, 2019) to the Company’s Restated Certificate of Incorporation, as amended, with the Delaware Secretary of State to reduce the authorized shares of common stock, $.001 par value per share, to 30,000,000. In connection with this event, the Company effected a 100-for-1 reverse stock split of its issued and outstanding common stock. The par value and authorized shares of common stock were not adjusted as a result of the reverse stock split. All of the share and per share information presented in the accompanying financial statements have been adjusted to reflect, unless otherwise stated, the reverse common stock split on a retroactive basis for all periods and as of all dates presented.

We ended the quarter with $1.0 million of cash and cash equivalents, as compared to $3.1 million at December 31, 2018.

The Company's ability to continue as a going concern, depends on its ability to execute its business plan, increase revenue and billings and reduce expenditures. The Company is also currently negotiating for additional borrowing facilities from investors, and management believes that the Company will be able to execute the terms for such borrowing facilities in the near future.

There is no assurance that the Company will be successful in generating sufficient bookings, billings, revenue or continue to reduce operating costs or that the Company will be able to obtain financing or that such financing will be on favorable terms. Any such financing would be dilutive to our shareholders. Failure to generate sufficient revenue, billings, control or further reduce expenditures and/or the inability to obtain financing will result in an inability of the Company to continue as a going concern. Subject to the foregoing, management believes that, based on projected cash flows and additional financing, the Company will have sufficient capital and liquidity to fund its operations for at least one year from the date of issuance of the accompanying interim condensed financial statements.

	Three Months Ended,
(in millions except per share data)	September 30, 2019	June 30, 2019	September 30, 2018
Revenue	$4.0	$4.0	$4.1
Non-GAAP Expenses	$4.1	$4.7	$4.0
Non-GAAP Gross Margin	81%	68%	83%
Non-GAAP Operating Income	$(0.1)	$(0.7)	$0.1

Non-GAAP results above exclude the effects of stock-based compensation, restructuring costs and the effects of our Series A redeemable convertible preferred stock. A reconciliation between GAAP and non-GAAP information is provided on page 6 of this release.

	Three Months Ended September 30,				Change Period to Period
(in millions except per share data)	2019		2018
Total revenue	$4.0	100%	$4.1	100%	$(0.1)	(2)%
Total cost of revenue	$0.8	19%	$0.7	17%	$0.1	9%
Total operating expenses	$3.7	93%	$3.6	89%	$0.1	3%
GAAP operating loss	$(0.5)	(12)%	$(0.2)	(6)%	$(0.2)	102%
GAAP net loss	$(1.0)	(24)%	$(0.7)	(17)%	$(0.3)	40%
GAAP diluted EPS	$(0.16)		$(0.70)		$0.54

Conference Call and Webcast Information

The Company will host a conference call to discuss its financial results on Tuesday, November 19, 2019 at 3:30 p.m. CDT. To participate in the conference call, please dial:

Toll Free: 1-800-367-2403
International: 1-334-777-6978
Conference ID: 3776223

To view the presentation, please copy and paste the following link into your browser and register for this meeting. Once you have registered for the meeting, you will receive an email message confirming your registration.

https://www.webcaster4.com/Webcast/Page/1960/32078

A conference call replay will be available beginning November 19th at 6:30 PM CDT through 6:30 PM CDT on November 26th. To listen to the replay of the call, dial:

Toll Free: 1-888-203-1112
International: 1-719-457-0820
Passcode: 3776223

Non-GAAP Financial Measures

The non-GAAP financial measures used in this press release are not prepared in accordance with generally accepted accounting principles and may be different from non-GAAP financial measures used by other companies. The Company’s management refers to these non-GAAP financial measures in making operating decisions because they provide meaningful supplemental information regarding the Company’s operating performance. In addition, these non-GAAP financial measures facilitate management’s internal comparisons to the Company’s historical operating results and comparisons to competitors’ operating results. We include these non-GAAP financial measures (which should be viewed as a supplement to, and not a substitute for, their comparable GAAP measures) in this press release because we believe they are useful to investors in allowing for greater transparency into the supplemental information used by management in its financial and operational decision-making. The non-GAAP financial measures exclude (i) restructuring costs, (ii) effects of our Series A redeemable convertible preferred stock, and (iii) non-cash stock-based compensation charges and any potential tax effects. For a reconciliation of our GAAP and non-GAAP financial results, please refer to our Non-GAAP Operating Data GAAP Reconciliation, presented in this release.

About FalconStor Software

FalconStor Software, Inc (OTCQB: FALC) empowers IT professionals to achieve mastery of their data - an organization’s most precious asset - so they can responsibly push the boundaries of what’s possible in the digital economy. The company’s award-winning data replication, backup and archive solutions are modern, comprehensive and easy-to-use solutions that give IT professionals centralized data protection control across all their resources to reduce operational costs, lower risk, and avoid technology compromises. FalconStor’s vendor and hardware-agnostic solutions are designed to work with existing investments across complex environments, including legacy data centers, hyper-converged infrastructure, cloud, and hybrids.
Founded in 2000, FalconStor is headquartered in Austin, Texas and has additional offices in New York, Europe and Asia. Our solutions are available and supported by a vast network of system integrators and resellers. For more information, please visit www.falconstor.com.

 # # #
FalconStor and FalconStor Software are trademarks or registered trademarks of FalconStor Software, Inc., in the U.S. and other countries. All other company and product names contained herein may be trademarks of their respective holders.
Links to websites or pages controlled by parties other than FalconStor are provided for the reader's convenience and information only. FalconStor does not incorporate into this release the information found at those links nor does FalconStor represent or warrant that any information found at those links is complete or accurate. Use of information obtained by following these links is at the reader's own risk.
CONTACT INFORMATION
For more information, contact:
Brad Wolfe
Chief Financial Officer FalconStor Software Inc.
investorrelations@falconstor.com

FalconStor Software, Inc. and Subsidiaries
CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30, 2019	December 31, 2018
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$960,401	$3,059,677
Accounts receivable, net	1,959,885	3,605,411
Prepaid expenses and other current assets	2,085,377	1,909,846
Contract assets, net	805,699	637,179
Inventory	104,460	14,885
Total current assets	5,915,822	9,226,998
Property and equipment, net	418,167	433,935
Operating lease right-of-use assets	2,107,529	—
Deferred tax assets, net	553,673	545,044
Software development costs, net	34,571	88,769
Other assets, net	876,603	919,609
Goodwill	4,150,339	4,150,339
Other intangible assets, net	68,554	91,334
Contract assets	268,930	516,643
Total assets	$14,394,188	$15,972,671
Liabilities and Stockholders' Deficit
Current liabilities:
Accounts payable	$1,066,567	$551,389
Accrued expenses	2,429,388	2,879,473
Operating lease liabilities	1,704,858	—
Deferred revenue, net	4,990,047	6,859,592
Total current liabilities	10,190,860	10,290,454
Other long-term liabilities	689,089	1,549,692
Notes payable, net	2,852,842	3,124,827
Operating lease liabilities	917,563	—
Deferred tax liabilities, net	297,890	297,890
Deferred revenue, net	3,229,511	2,506,898
Total liabilities	18,177,755	17,769,761
Commitments and contingencies
Series A redeemable convertible preferred stock	10,929,594	9,756,706
Total stockholders' deficit	(14,713,161)	(11,553,796)
Total liabilities and stockholders' deficit	$14,394,188	$15,972,671

FalconStor Software, Inc. and Subsidiaries
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Revenue:
Product revenue	$1,663,782	$1,007,915	$4,879,996	$3,925,504
Support and services revenue	2,308,663	3,052,246	7,584,816	9,140,187
Total revenue	3,972,445	4,060,161	12,464,812	13,065,691
Cost of revenue:
Product	241,134	62,742	1,076,604	128,632
Support and service	531,709	645,700	1,639,299	1,964,897
Total cost of revenue	772,843	708,442	2,715,903	2,093,529
Gross profit	$3,199,602	$3,351,719	$9,748,909	$10,972,162
Operating expenses:
Research and development costs	782,161	1,065,031	2,503,008	2,997,826
Selling and marketing	1,067,436	1,144,271	3,436,783	3,209,930
General and administrative	1,454,103	1,068,754	4,280,188	4,175,578
Restructuring costs	384,829	315,283	745,201	951,265
Total operating expenses	3,688,529	3,593,339	10,965,180	11,334,599
Operating loss	(488,927)	(241,620)	(1,216,271)	(362,437)
Interest and other loss, net	(123,261)	(187,667)	(468,717)	(501,087)
Loss before income taxes	(612,188)	(429,287)	(1,684,988)	(863,524)
Income tax expense (benefit)	(55,274)	(96,858)	168,556	(33,868)
Net loss	$(556,914)	$(332,429)	$(1,853,544)	$(829,656)
Less: Accrual of Series A redeemable convertible preferred stock dividends	266,447	229,022	770,027	687,152
Less: Deemed dividend on Series A redeemable convertible preferred stock	—	—	—	2,269,042
Less: Accretion to redemption value of Series A redeemable convertible preferred stock	139,399	124,993	402,861	240,743
Net loss attributable to common stockholders	$(962,760)	$(686,444)	$(3,026,432)	$(4,026,593)
Basic net loss per share attributable to common stockholders	$(0.16)	$(0.70)	$(0.51)	$(5.31)
Diluted net loss per share attributable to common stockholders	$(0.16)	$(0.70)	$(0.51)	$(5.31)
Weighted average basic shares outstanding	5,910,718	979,353	5,887,638	758,447
Weighted average diluted shares outstanding	5,910,718	979,353	5,887,638	758,447

FalconStor Software, Inc. and Subsidiaries
Reconciliation of GAAP to Non-GAAP Financial Measures
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
GAAP income (loss) from operations	$(488,927)	$(241,620)	$(1,216,271)	$(362,437)
Non-cash stock option expense (1)	3,100	29,024	$28,582	$35,648
Restructuring costs (3)	384,829	315,283	745,201	951,265
Non-GAAP income (loss) from operations	$(100,998)	$102,687	$(442,488)	$624,476

GAAP net income (loss) attributable to common stockholders	$(962,760)	$(686,444)	$(3,026,432)	$(4,026,593)
Non-cash stock option expense, net of income taxes (2)	3,100	29,024	28,582	35,648
Restructuring costs (3)	384,829	315,283	745,201	951,265
Effects of Series A redeemable convertible preferred stock (4)	405,846	354,015	1,172,888	3,196,937
Non-GAAP net income (loss) attributable to common stockholders	$(168,985)	$11,878	$(1,079,761)	$157,257

GAAP gross margin	81%	83%	78%	84%
Non-cash stock option expense (1)	0%	0%	0%	0%
Non-GAAP gross margin	81%	83%	78%	84%

GAAP gross margin - Product	86%	94%	78%	97%
Non-cash stock option expense (1)	0%	0%	0%	0%
Non-GAAP gross margin - Product	86%	94%	78%	97%

GAAP gross margin - Support and Service	77%	79%	78%	79%
Non-cash stock option expense (1)	0%	0%	0%	0%
Non-GAAP gross margin - Support and Service	77%	79%	78%	79%

GAAP operating margin	(12%)	(6%)	(10%)	(3%)
Non-cash stock option expense (1)	0%	1%	—%	—%
Restructuring costs (3)	10%	8%	6%	7%
Non-GAAP operating margin	(2%)	3%	(4%)	4%

GAAP Basic EPS	$(0.16)	$(0.70)	$(0.51)	$(5.31)
Non-cash stock option expense, net of income taxes (2)	0.00	0.03	0.00	0.05
Restructuring costs (3)	0.07	0.32	0.13	1.25
Effects of Series A redeemable convertible preferred stock (4)	0.06	0.36	0.20	4.22
Non-GAAP Basic EPS	$(0.03)	$0.01	$(0.18)	$0.21

GAAP Diluted EPS	$(0.16)	$(0.70)	$(0.51)	$(5.31)
Non-cash stock option expense, net of income taxes (2)	0.00	0.03	0.00	0.05
Restructuring costs (3)	0.07	0.32	0.13	1.25
Effects of Series A redeemable convertible preferred stock (4)	0.06	0.36	0.20	4.22
Effects of increase in Non-GAAP diluted shares outstanding (5)	0.00	(0.01)	0.00	(0.17)
Non-GAAP Diluted EPS	$(0.03)	$—	$(0.18)	$0.04

Weighted average basic shares outstanding (GAAP and Non-GAAP)	5,910,718	979,353	5,887,638	758,447
Weighted average diluted shares outstanding (GAAP)	5,910,718	979,353	5,887,638	758,447
Weighted average diluted shares outstanding (Non-GAAP)	5,910,718	4,619,077	5,887,638	3,997,110

Footnotes:

(1)	Represents non-cash, stock-based compensation charges as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Cost of revenue - Support and Service	$104	$6,314	2,146	19,889
Research and development costs	371	17,883	5,977	59,233
Selling and marketing	186	3,579	3,844	16,036
General and administrative	2,439	1,248	16,615	(59,510)
Total non-cash stock based compensation expense	$3,100	$29,024	$28,582	$35,648

(2)
Represents the effects of non-cash stock-based compensation expense recognized, net of related income tax effects. For the three and nine months ended September 30, 2019 and 2018, the tax expense for both GAAP and Non-GAAP basis approximate the same amount.

(3)	Represents restructuring costs which were incurred during each respective period presented.

(4)
Represents the effects of the accretion to redemption value of the Series A redeemable convertible preferred stock, accrual of Series A redeemable convertible preferred stock dividends and deemed dividend on Series A redeemable convertible preferred stock.

(5)	Represents the impact of an increase in diluted shares outstanding resulting from Non-GAAP adjustments to a GAAP net loss in the nine months ended September 30, 2018.